PricewaterhouseCoopers
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                                               [ PricewaterhouseCoopers LLP
                                               [ Chartered Accountants
                                               [ PO Box 82
                                               [ Royal Trust Tower Suite 3000
                                               [ Toronto Dominion Centre
                                               [ Toronto, Ontario
                                               [ Canada M5K 1G8
                                               [ Telephone +1 (416) 863-1133
                                               [ Facsimile +1 (416) 365-8215
                                               [ Direct fax:  (416) 947-8956


CONSENT OF CHARTERED ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-82883) of our report dated February 11, 1997, on our audit of the consolidated financial statements and financial statement schedule of International Comfort Products Corporation (formerly Inter-City Products Corporation) as of December 31, 1996 and for the year then ended. We also consent to the reference to us under the heading "Experts" in such registration statement.


 /s/  PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario

July 27, 1999